Exhibit 99.2

1 Limitx™ Tablets General Development Timeline(s) Critical Path Activities Cost Hydromorphone Other Formulation $MM Months to Develop Formulation/Methods Development .3 -- 3 Transfer to Commercial Supply .3 3 3 Fasted Oral PK Study (BE/abuse deterrent) .5 3 3 Fed Oral PK Study .5 3 3 Nasal PK/Liking Study 5.0 6 6 NDA Preparation/Submission 2.0 4 4 Total 8.6 19 22 Assumes Category 2 Oral Abuse Deterrent Labeling Category 3 Oral Abuse Deterrent Supplement Not Included Limitx™

• 10% market share • Market volume (tabs) remain at 2014 levels • Avg. Price/Tab = total sales divided by extended units (IMS NPA data) • Brand price: Dilaudid (hydromorphone) and Vicodin+Norco (hydrocodone/APAP) Limitx™ Sales Potential - Illustrative 2 Hydromorphone Hydrocodone/APAP Market Tabs (MM) 280 6,883 Generic Price/Tab 0.19 0.14 Sales Value (MM) $5.3 $96.4 Brand Price/Tab 2.31 1.38 Sales Value (MM) $64.7 $949.9 50% of Brand Price 1.16 0.69 Sales Value (MM) $32.3 $474.9 Abuse Deterrent Product Pricing Research Available Under CDA Limitx™